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                   MEHL/Biophile International Corporation
          Consolidated statements of changes in stockholders equity


                                                                                Prefered Stock
                                           Series C                        Series D                       Series E
                                            Shares        Amount            Shares           Amount        Shares      Amount
                                            ------        ------            ------           ------        ------      ------
Balance as at May 31, 1997                   2,231    $ 2,231,000          10,000      $ 10,000,000

Conversion into Series E                   (2,231)    $(2,231,000)        (10,000)     $(10,000,000)       12,231    $12,231,000

Balance as at August 31, 1997                   0               0               0                 0        12,231    $12,231,000




                                            Common Stock         Additional                                  Treasury
                                                                    Paid       Accumulated     Treasury       shares    Translation
                                                                 in Capital      Deficit        Shares       at Cost     adjustment
                                                                 ----------      -------        ------       -------     ----------
                                        Shares        Amount
                                        ------        ------
Balance as at May 31, 1997             46,468,260    $464,683   $25,167,212   $ (22,640,205)  2,474,959      $959,599     $(1,429)

Dividend on Preference shares
 (paid and accrued)                                                           $    (305,775)

Cost of warrants issued                                         $   394,881



Implied Dividend equal to intrinsic
 value of conversion feature                                    $ 1,187,211   $  (1,187,211)

Net Loss                                                                      $  (8,934,637)

Translation Adjustment                                                                                                    $(2,205)

BALANCE AS AT NOVEMBER 30, 1997        46,468,260    $464,683    26,749,304    (33,067,828)   2,474,959      $959,599     $(3,634)